UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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    DayStar Technologies, Inc.

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Milpitas, CA

November 22, 2011

1010 S. Milpitas Blvd.

Milpitas, CA 95035

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

December 30, 2011

To our Stockholders:

The 2011 Annual Meeting of Stockholders of DayStar Technologies, Inc. (the “Company”) will be held beginning at 2:00 p.m. local time on December 30, 2011 at the offices of Greenberg Traurig, LLP, 153 Townsend Street, 8th Floor, San Francisco, CA 94107 for the following purposes:

1.	To elect four directors of the Company to hold office until the 2012 Annual Meeting of Stockholders;

2.	To ratify the selection by the Audit Committee of the Company’s Board of Directors of Hein & Associates LLP as independent auditors of the Company for its fiscal year ending December 31, 2011; and

3.	To consider and vote upon such other business as may properly come before the Annual Meeting, or any adjournments or postponements thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on November 21, 2011 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of record at the close of business on November 21, 2011 of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), are entitled to notice of, and to vote at the Annual Meeting and any adjournments or postponements thereof. Stockholders may vote in person or by proxy. A list of stockholders entitled to vote at the meeting will be available for examination by stockholders at the time and place of the meeting and, during ordinary business hours, for a period of ten days prior to the meeting at the Company’s principal place of business at 1010 S. Milpitas Blvd., Milpitas, CA 95035. The accompanying form of proxy is solicited by the Board of Directors of the Company.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER. VOTES WILL BE TABULATED BY INSPECTORS OF ELECTION APPOINTED IN ACCORDANCE WITH THE APPLICABLE PROVISIONS OF LAW.

By order of the Board of Directors,

/s/ CHRISTOPHER T. LAIL Mr. Christopher T. Lail
Secretary

1010 S. Milpitas Blvd.

Milpitas, CA 95035

PROXY STATEMENT

2011 Annual Meeting of Stockholders

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of DayStar Technologies, Inc. (the “Company”) of proxies to be voted at the 2011 Annual Meeting of Stockholders of the Company to be held at 2:00 p.m. local time on December 30, 2011, at the offices of Greenberg Traurig, LLP, 153 Townsend Street, 8th Floor, San Francisco, CA 94107, and at any adjournments or postponements thereof. The shares represented by properly completed proxies received prior to the vote will be voted FOR any proposal unless specific instructions to the contrary are given or an abstention from voting is indicated by the stockholder. If no instructions to the contrary are given, and the stockholder has not abstained, shares will be voted FOR the election of the four director nominees to serve for the ensuing year and until their successors are elected and FOR ratification of the selection of Hein & Associates LLP as independent auditors of the Company for its fiscal year ending December 31, 2011. The persons named as proxies will use their discretionary authority on such other business as may properly come before the meeting or any adjournments or postponements thereof.

Any proxy may be revoked by a stockholder prior to its exercise upon written notice to the Secretary of the Company by delivering a duly executed proxy bearing a later date, or by the vote of a stockholder cast in person at the meeting. In addition to solicitation by mail, proxies may be solicited personally, without additional compensation, by the Company’s officers and employees or by internet, electronic mail, telephone, facsimile transmission or express mail. The Company will reimburse brokerage houses, banks and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding proxies and proxy material to their principals. This proxy statement and the accompanying form of proxy are first being sent or given to stockholders on or about November 28, 2011.

VOTING

The Notice of Annual Meeting, Proxy Statement and Proxy Card are first being sent or given to stockholders of the Company on or about November 28, 2011 in connection with the solicitation of proxies for the Annual Meeting. The Board of Directors has fixed the close of business on November 21, 2011 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the “Record Date”). Only holders of record of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 9,547,033 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each holder of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record with respect to each matter submitted at the Annual Meeting.

Votes will be counted by the inspectors of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes (i.e., shares represented at the Annual Meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary voting power to vote such shares).

Directors are elected by a plurality, with the nominees obtaining the most votes being elected. Because there is no minimum vote required, abstentions and broker non-votes will be entirely excluded from the vote and will have no effect on its outcome. The approval of the auditors requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote. Since broker non-votes are not entitled to vote, they will not have any affect on this vote. Abstentions will have the effect of a vote against the ratification of Hein & Associates LLP.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s Proxy Statement or Annual Report to Stockholders may have been sent to multiple stockholders who share an address. The Company will promptly deliver a separate copy of either document to any stockholder upon written or oral request. Requests may be made by mail to: Christopher T. Lail, DayStar Technologies, Inc., 1010 S. Milpitas Blvd., Milpitas, CA; by email investor@daystartech.com; or by telephone: (408) 582-7100. Any stockholder who would like to receive separate copies of the Proxy Statement or Annual Report to Stockholders in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may so designate on their proxy card at the time of voting. The stockholder can also contact the Company directly at (408) 582-7100.

ANNUAL REPORT AND PROXY MATERIALS

The Form 10-K of the Company for the year ended December 31, 2010 is enclosed with this Proxy Statement. This Proxy Statement and the Company’s 2010 Form 10-K are available on our website at www.daystartech.com. Instead of receiving paper copies of next year’s Proxy Statement and Annual Report in the mail, stockholders can elect to receive an e-mail message that will provide a link to these documents on the website. DayStar’s stockholders who have enrolled in the electronic proxy delivery service previously will receive their materials online this year. Stockholders of record may enroll in the electronic proxy and Annual Report access service for future annual meetings by registering online at www.computershare.com. Beneficial or “street name” stockholders who wish to enroll in electronic access service may do so at www.proxyvote.com.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board of Directors has nominated the following persons for election as directors to serve one year terms, which expire at the Annual Meeting of Stockholders in 2012, or until their respective successors are elected and qualified:

Peter A. Lacey, Chairman and Interim Chief Executive Officer

Jonathan W. Fitzgerald

William S. Steckel

Kang Sun

If a nominee is unable or unwilling to serve as a director at the date of the Annual Meeting, or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee designated by Peter A. Lacey and Christopher T. Lail, the proxy holders named on the enclosed proxy card or by the current Board of Directors to fill such vacancy, or for the other nominees named without nomination of a substitute, or the number of directors may be reduced accordingly. The Board of Directors has no reason to believe that any of the nominees will be unwilling or unable to serve if elected a director. All nominees have been nominated by the Nominating and Governance Committee of the Company’s Board of Directors. There were no stockholder nominations for directors.

The Board of Directors recommends a vote FOR the election of Messrs. Lacey, Fitzgerald, Steckel and Sun.

The following table sets forth certain information about each nominee for election to the Company’s Board of Directors.

Name	Age	Positions	Director Since	Expiration of Current Term
Peter A. Lacey	55	Chairman and Interim Chief Executive Officer	2009	2012
Jonathan W. Fitzgerald.(1)(2)(3)	49	Director	2009	2012
William S. Steckel	54	Director	2009	2012
Kang Sun(1)	56	Director	2009	2012

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Governance Committee.

Peter A. Lacey. Mr. Lacey has served as our Chairman of the Board since October 2009 and was appointed President and Interim Chief Executive Officer in February 2011. Mr. Lacey has been the President, Chief Executive Officer and a Director of Cervus Equipment Corporation since May 2003. Cervus Equipment Corporation, which had over $450 million in revenue in 2010 is listed on the TSX—Toronto Stock Exchange (CVL) and operates 15 agricultural and turf John Deere stores in Alberta, Saskatchewan, and British Columbia, as well as 5 Bobcat and JCB construction equipment stores in Alberta and 10 material handling equipment branches in Alberta, Saskatchewan and Manitoba. Mr. Lacey is also the President, Chief Executive Officer and a trustee of Proventure Income Fund, a public real estate income trust (REIT) listed on the TSX Venture Exchange (PVT.UN) which is in the commercial rental property business and provides commercial real estate leases to Cervus and other companies since November 2005. Mr. Lacey has also been the Chairman of the Board and Director of Eveready Energy Services, a public company listed on the Toronto Stock Exchange that provides industrial and oilfield maintenance and production services to the energy, resource, and industrial sectors, since September 2004. Eveready was sold to Clean Harbors Inc. in 2009. Mr. Lacey has been a member of the Red Deer College Board of Governors and Chairman.

The Board of Directors believes that Mr. Lacey’s experience, both as an entrepreneur and in financing and successfully leading companies, provides needed skills as we seek strategic partnerships and investments.

Jonathan W. Fitzgerald. Mr. Fitzgerald joined us as a director in 2009. Mr. Fitzgerald is an independent investment banker providing advisory services to early and growth-stage businesses in a variety of technology industries. Previously, Mr. Fitzgerald was a Managing Director and senior investment banker with the firm of Morgan Joseph & Co. Inc. In addition to leading the Firm’s Cleantech investment banking practice, Mr. Fitzgerald served a variety of industrial clients across the western region. Mr. Fitzgerald also served as the Interim-CEO of Harvest Wind Limited, a development stage wind turbine manufacturer based in Oregon. Mr. Fitzgerald also served as an Adviser to iSense Corporation, Boston Poly Corporation and Trustwater LLC. Mr. Fitzgerald was Co- Head of Capital Markets origination for North America at Dresdner Kleinwort Wasserstein. In this capacity he oversaw the origination of loan, bond and equity products for the firm’s key corporate relationships across multiple industry sectors. In addition to traditional capital markets products, Mr. Fitzgerald has significant experience in acquisition finance, liability management, structured finance and securitization. Mr. Fitzgerald also held senior investment positions in New York and London at Credit Suisse First Boston and Lehman Brothers, leading international investment banks. Mr. Fitzgerald holds a B.A. with Distinction from Bowdoin College, an MSc.(Econ) from The London School of Economics and Political Science and an M.B.A. from the Wharton School of the University of Pennsylvania.

The Board of Directors believes that Mr. Fitzgerald’s wealth of experience in working with growth technology and cleantech companies and his current experience as an independent investment banker providing advisory services to early and growth-stage businesses in a variety of technology industries, provides the board and management team with valuable insights as we continue our financing efforts and seek strategic partnerships and investments.

William S. Steckel. Mr. Steckel joined us in June 2008 and served as our President & Chief Executive Officer and Chief Financial Officer until February 2010. Mr. Steckel served as Chief Financial Officer of Hess Print Solutions, Inc. from February 2010 until December 2010, and is now an independent financial consultant. From April 2006 until June 2008, Mr. Steckel was Chief Financial Officer, Senior Vice President and Treasurer at Norwood Promotional Products, a leading supplier of imprinted promotional products. Before Norwood, Mr. Steckel was with Lambda Power (a division of Invensys plc), a global manufacturer of power supplies, power filtering and power protection equipment, where he was President from 2003 to 2005 and CFO from 2001 to 2002. Mr. Steckel earned his Bachelor of Science in industrial management at Iowa State University, and his M.B.A. from Western Illinois University. He is also a Certified Public Accountant.

The Board of Directors believes that Mr. Steckel’s recent experiences as a member of our management team provides key continuity and insight as we seek strategic partnerships and investments. Additionally, Mr. Steckel’s financial and administrative experience as well as his manufacturing operational experience in leading technology companies is useful in providing oversight as we assess strategic alternatives to commercialize our technology.

Kang Sun. Dr. Sun joined us as a director in 2009. Dr. Sun is currently President and CEO of Amprius Inc., an advanced lithium-ion battery materials and batteries developer. Dr. Sun previously served as chairman and CEO of RayTracker Inc., an advanced solar tracking system company that was recently acquired by First Solar; President and Chief Operating Officer of China-based JA Solar Holdings Co., a world leader in photovoltaic products; Managing Director of New Business Development & Chief Strategy Officer, New Business and New Products Group for Applied Materials. From 1990 to 2005, Dr. Sun held senior executive positions in several large business enterprises and technology start-ups, including serving as Vice President of New Venture Business at Honeywell International Inc., General Manager of the optical devices business at Allied Signal, Vice President of New Business and Technology at Oce, and Vice President of Business Development at Microfabrica. Dr. Sun received his Ph.D. degree in material science from Brown University, master’s degree in physical chemistry from University of Georgia and bachelor’s degree in macromolecular science from Nanjing University, China.

The Board of Directors believes that Dr. Sun’s demonstrated success and leadership as President and Chief Operating Officer of JA Solar and his depth of experience in technology companies will be of great value to DayStar as we move forward to commercialize our technology and seek strategic partnerships and investments.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected Hein & Associates LLP as the Company’s independent auditors for the fiscal year ending December 31, 2011 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Hein & Associates LLP has audited the Company’s financial statements since 2003. We anticipate that representatives of Hein & Associates LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Hein & Associates LLP as the Company’s independent auditors. However, the Audit Committee of the Board is submitting the selection of Hein & Associates LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Hein & Associates LLP.

Principal Accountant Fees and Services

The following table shows the fees paid or accrued for the audit and other services provided by Hein & Associates LLP for 2010 and 2009.

	FY 2010	FY 2009
Audit Fees	$94,805	$113,050
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$94,805	$113,050

Audit services of Hein & Associates LLP for fiscal 2010 and 2009 consisted of the annual examination of our financial statements and quarterly reviews of the interim financial statements included in our reports on Form 10-Q.

Pre-Approval Policies and Procedures.

The Audit Committee has adopted policies and procedures to pre-approve all services to be performed by Hein & Associates. Specifically the committee’s policy is to pre-approve the use of Hein & Associates for audit services as well as detailed, specific types of services within the categories of audit-related and non-audit services described above: and procedures required to meet certain regulatory requirements. The committee will not approve any service prohibited by regulation and does not anticipate approving any service in addition to the categories described above. In each case, the committee’s policy is to pre-approve a specific annual budget by category which the company anticipates obtaining from Hein & Associates, and has required management to report the actual fees (versus budgeted fees) to the committee on a periodic basis throughout the year. In addition, any new, unbudgeted engagement for audit services or within one of the other pre-approved categories described above must be pre-approved by the committee or its chair. All of the services described above were approved in advance by the Audit Committee.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Hein & Associates LLP.

The Board of Directors recommends a vote FOR the ratification of the selection of Hein & Associates LLP as the Company’s independent auditors for the fiscal year ending December 31, 2011.

STOCKHOLDER PROPOSALS AND COMMUNICATIONS

If a stockholder intends to present a proposal for inclusion in the Company’s proxy materials for the 2012 Annual Meeting of Stockholders, the proposal must 1) comply with stockholder eligibility and other requirements of the Securities and Exchange Commission’s rules governing the proposal; and 2) be received by the Company’s Secretary at the Company’s principal executive offices at 1010 S. Milpitas Blvd., Milpitas, CA 95035 in compliance with the Company’s Amended and Restated Bylaws as they are in effect prior to the Annual Meeting. For a stockholder proposal to be timely, a stockholder must cause notice of such proposal be delivered to the Company’s secretary at the principal executive offices of the Company not later than the close of business on October 1, 2012 or earlier than the close of business on September 1, 2012; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Such stockholder’s notice shall set forth: (A) as to each person whom the stockholder proposed to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and Rule 14a-4(d) thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (ii) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of the proposal, at least the percentage of the corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the corporation’s voting shares to elect such nominee or nominees. Stockholders are also advised to review the Company’s Amended and Restated Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

Any stockholder wishing to communicate with the Board of Directors, or one or more members, may do so by addressing his, her or its written correspondence to DayStar Technologies, Inc., Board of Directors, c/o Secretary, 1010 S. Milpitas Blvd., Milpitas, CA 95035. The Company’s Secretary will promptly forward all such communications to the specified addressees.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

During 2010, the Board of Directors held 14 meetings. No director attended fewer than 75% of the total number of meetings of the Board of Directors and the committees of which he or she was eligible to attend. The Board of Directors does not currently have a policy with regard to the attendance of board members at its Annual Meeting of stockholders.

The Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee. The Board of Directors has determined that a majority of its directors presently meet the independence standards under the applicable Nasdaq rules. These directors are Messrs. Fitzgerald and Sun.

Audit Committee

The Audit Committee currently consists of Messrs. Jonathan Fitzgerald (Chairman) and Kang Sun, with Mr. Fitzgerald as the audit committee financial expert. All of the Audit Committee members are currently independent, as defined under the audit committee structure and membership requirements rules applicable to companies listed on the NASDAQ Capital Market. The Audit Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available on the Company’s website at www.daystartech.com/committees.cfm. The function of the Audit Committee is to review the performance of and to appoint the Company’s independent public accountants, to review and approve the scope and proposed cost of the yearly audit, to review the financial information provided to stockholders and others, to review the Company’s internal controls, and to consult with and review recommendations made by the Company’s independent public accountants with respect to financial statements, financial records and internal controls, and to make such other recommendations to the Board of Directors as it deems appropriate from time to time. The Audit Committee met five times during 2010, and at that time consisted of Messrs. Jonathan Fitzgerald (Chairman), Kang Sun, Robert Tonsoo (through the second quarter of 2010), and Richard Green (beginning in the fourth quarter of 2010). Mr. Green resigned from the Board of Directors in November, 2011.

Compensation Committee

Mr. Fitzgerald is the only current member of the Compensation Committee. The Compensation Committee considers recommendations of the Company’s management regarding the compensation of the senior executives of the Company, considers management’s proposals regarding stock incentive grants and administers the Company’s equity incentive plans. Neither the Company nor the Board of Directors engaged a compensation consultant in the years ended December 31, 2009 or 2010. The Compensation Committee operates under a written charter, a copy of which is available on the Company’s website at www.daystartech.com/committees.cfm. The Compensation Committee met three times during 2010, and at that time consisted of Messrs. Richard Green (Chairman), Peter Lacey, and Jonathan Fitzgerald.

Nominating and Governance Committee

The Nominating and Governance Committee currently consists of Mr. Fitzgerald who is independent, as defined under the rules applicable to companies listed on the NASDAQ Capital Market. The function of the Nominating and Governance Committee is (a) assisting the Board in determining the desired experience, mix of skills and other qualities to assure appropriate Board composition, taking into account the specific needs of the Company and the Board of Directors; (b) ascertaining whether such candidates are “Independent” to the extent required by applicable National Association of Securities Dealers, Inc. (“NASD”) and Securities and Exchange Commission (the “Commission”) regulations; (c) identifying, interviewing, and certifying qualified candidates as potential Board members; (d) proposing nominees for election by the stockholders at the Annual Meeting of Stockholders to the Board; (e) proposing prospective director candidates in the event a vacancy exists or occurs on the Board or upon the occurrence of a change in Board composition requirements to the Board; (f) reviewing, evaluating, interviewing, and certifying candidates nominated by stockholders for election to the Board of Directors; (g) notifying stockholders of the source of candidates proposed for the Board of Directors; (h) reviewing the conduct of Board meetings and the adequacy and timeliness of information provided to Board members for meetings; (i) developing plans regarding the size and composition of the Board and its committees; (j) evaluating Board performance; (k) reviewing and assessing management succession plans for the Board; (l) advising, developing and recommending to the Board a set of corporate governance policies and principles applicable to the Company and reviewing established corporate governance guidelines of the Board at least annually and monitoring and making recommendations to the Board with respect to the corporate governance principles applicable to the Company; (m) assisting the Board in implementing those practices; (n) overseeing the evaluation of the management of the Company; and (o) such other functions as the Board may from time to time assign to the Committee. In performing its duties, the Committee shall seek to maintain an effective working relationship with the Board and the Company’s management. The Committee serves under a charter, a current copy of which is available on the Company’s website at www.daystartech.com/committees.cfm. The Nominating and Governance Committee met one time during 2010 and at that time the committee consisted of Messrs. Peter Lacey (Chairman) and Richard Green.

The Company receives suggestions for potential director nominees from many sources, including members of the Board, advisors, and stockholders. Any such nominations, together with appropriate biographical information, should be submitted to the Company in accordance with the Company’s policies governing submissions of nominees discussed below. Any candidates submitted by a stockholder or stockholder group are reviewed and considered in the same manner as all other candidates.

Qualifications for consideration as a board nominee may vary according to the particular areas of expertise being sought as a complement to the existing board composition. However, qualifications include high level leadership experience in business activities, breadth of knowledge about issues affecting the Company, experience on other boards of directors, preferably public company boards, and time available for meetings and consultation on Company matters. The Nominating and Governance Committee seeks a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Board, to the Company and its stockholders, though the Company does not have a formal policy with regard to the consideration of diversity in identifying director nominees. The independent directors, in addition to any other board members as may be desirable, evaluate potential nominees, whether proposed by stockholders or otherwise, by reviewing their qualifications, reviewing results of personal and reference interviews and reviewing such other information as may be deemed relevant.

Candidates whose evaluations are favorable are then recommended by the Nominating and Governance Committee for selection by the full Board. The Board then selects and recommends candidates for nomination as directors for stockholders to consider and vote upon at the annual meeting. In general, the Company does not employ executive search firms, or pay a fee to any third party, to locate qualified candidates for director positions.

Board Leadership Structure and Role in Risk Oversight

Currently the Company’s Chairman of the Board is held by Mr. Peter A. Lacey, who also serves as Interim Chief Executive Officer of the Company. The Board has determined that Mr. Lacey should lead the Board of Directors as Chairman because of Mr. Lacey’s experience as an entrepreneur, executive officer and director in various companies provides needed skills to the Company. Our Board of Directors’ involvement in risk oversight includes regularly receiving information from Company management intended to apprise the Board of the areas of material risk, including strategic, operational, commercial, financial, legal, and compliance risks. In addition, the Audit Committee is responsible for discussing and reviewing financial information and the Company’s internal controls with management and the Company’s independent public accountants.

Stockholder Nominations for Directors

A stockholder wishing to nominate a candidate for election to the Company’s Board of Directors at any annual meeting at which the Board of Directors has determined that one or more directors will be elected shall submit a written notice of his or her nomination of a candidate to the Company’s Secretary at the Company’s principal executive offices. The submission must be received at the Company’s principal executive offices within the timeframe set forth above in “Stockholder Proposals and Communications”.

In order to be valid, a stockholder’s notice to the Secretary must set forth (i) the name and address of the stockholder, as they appear on the Company’s books, as well as the stockholder’s business address and telephone number and residence address and telephone number; (ii) the class and number of shares of the Company which are beneficially owned by the nominating stockholder; (iii) the name, age, business address and residence address of each nominee proposed in the notice; (iv) any relationship of the nominating stockholder to the proposed nominee; (v) the principal occupation or employment of the nominee; (vi) the class and number of shares of the Company stock beneficially owned by the nominee, if any; (vii) a description of all arrangements or understandings between the stockholder and each nominee and any other persons pursuant to which the stockholder is making the nomination; and (viii) any other information required to be disclosed in solicitations of proxies for election of directors or information otherwise required pursuant to Regulation 14A under the ‘34 Act, as amended, relating to any person that the stockholder proposes to nominate for election as a director, including the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

EXECUTIVE OFFICERS

The executive officers of DayStar (all of whom serve at the pleasure of the Board of Directors), their ages, and the position or office held by each, are as follows:

Name	Age	Position(s)
Peter A. Lacey	55	Interim Chief Executive Officer
Robert E. Weiss	55	Chief Technology Officer
Christopher T. Lail	36	Chief Financial Officer

Biographical information for our Interim Chief Executive Officer, Peter A. Lacey, is contained in the section captioned “Directors” in Proposal 1 of this proxy statement.

Robert E. Weiss. Mr. Weiss has served as our Chief Technology Officer since May 2007. He initially joined us in January 2006 as Director of the Equipment Development Group and served as our Vice President of Advanced Technologies from March 2006 to May 2007. From September 2005 to January 2006, he served as a consultant to us. From 1992 to 2005, he was with Intevac, Inc., a supplier of thin film deposition manufacturing equipment, most recently serving as Chief Technology Officer, where he led hardware and process development teams in commercializing tools used in the production of plasma and polysilicon displays, hard disks, and low light cameras. Mr. Weiss has a B.A. in English and Psychology from Grinnell College, Iowa.

Christopher T. Lail. Mr. Lail was appointed Chief Financial Officer in January 2011. Mr. Lail joined us as Controller in July 2005 and was promoted to Vice President and Corporate Controller in July 2008. He is directly responsible for the financial and accounting functions, including financial and SEC reporting, internal control and SOX compliance, as well as fund raising activities. Prior to joining DayStar, Mr. Lail held various senior and management positions in public accounting, most recently with UHY, LLP from 2002 to 2005, where he specialized in auditing of public and private companies and provided accounting and tax services to clients in various industries. Mr. Lail earned his Bachelor’s degree in Accounting from Plattsburgh State University and is a Certified Public Accountant.

Director Compensation

Director Compensation

In order to preserve our cash resources, effective July 1, 2009, the Board of Directors agreed to accept restricted stock unit (“RSU”)’s in lieu of cash payments for board and committee meeting fees. Under this arrangement each board member received 5,556 RSUs in lieu of cash fees for the remainder of 2009. As of January 25, 2010, the compensation arrangement for the board members for 2010 is an option to purchase 11,112 shares of the Company’s common stock and 11,112 RSUs. Effective January 2011, the compensation arrangement for the board members for 2011 is an option to purchase 25,000 shares of the Company’s common stock and 25,000 RSUs. As was the policy of the previous board, these equity grants are in lieu of cash fees.

The following Director Compensation Table summarizes the compensation of our non-employee directors for services rendered to DayStar during the year ended December 31, 2010:

Director Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Stock Unit Awards(2)	Option Awards(3)	Total
Peter A. Lacey	$—	$—	$40,003	$30,530	$70,533
Jonathan W. Fitzgerald	—	—	40,003	30,530	70,533
Richard C. Green, Jr.(6)	—	—	40,003	30,530	70,533
Francis J. Maher(4)	—	—	40,003	30,530	70,533
Kang Sun	—	—	40,003	30,530	70,533
Robert Tonsoo(5)	—	—	40,003	30,530	70,533

(1)	Represents total fair market value of stock awards on grant date.
(2)	Represents total fair market value of stock unit awards on issuance date.
(3)	Represents fair market value of options granted during the year ended December 31, 2010, calculated using the Black-Scholes option pricing model and related assumptions as disclosed in Note 4, Share Based Compensation, of our financial statements.
(4)	Mr. Maher resigned on February 2, 2010.
(5)	Mr. Tonsoo did not stand for reelection at our annual shareholders meeting on April 23, 2010.
(6)	Mr. Green resigned on November 10, 2011.

In addition to the fees listed above, we reimburse the directors for their travel expenses incurred in attending meetings of the Board or its committees, as well as for fees and expenses incurred in attending director education seminars and conferences. The directors do not receive any other compensation or personal benefits.

EXECUTIVE COMPENSATION

The following Summary Compensation Table sets forth certain information regarding the compensation of our named executive officers for services rendered in all capacities to DayStar during the year ended December 31, 2010.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)		Option Awards ($)		Non-Stock Incentive Plan Comp. ($)	All Other Comp. ($)		Total ($)
Magnus Ryde	2010	$165,644	$49,424	(1)	$1,540,335	(3)	$—	$8,757	(4)	$1,764,160
Chief Executive Officer

William S. Steckel	2010	$30,636	$—		$—		$—	$1,755	(4)	$32,391
CEO & CFO	2009	$236,123	$207,500	(2)	$—		$—	$50,838	(5)	$494,461

Robert E. Weiss	2010	$199,233	$398,999	(1)	$—		$—	$1,735	(4)	$599,967
Chief Technology Officer	2009	$283,696	$207,500	(2)	$—		$—	$7,606	(5)	$498,802

Patrick J. Forkin III	2010	$134,467	$231,905	(1)	$—		$—	$6,329	(4)	$372,701
Sr. VP Corp Dev. & Strategy	2009	$225,346	$186,750	(2)	$—		$—	$18,987	(5)	$431,083

(1)	Represents the total fair market value on the date of grant, of restricted stock units granted during the year ended December 31, 2009 that vested on June 30, 2010, as well as restricted stock units issued pursuant to a compensation restructuring under which the officer elected to receive a portion of his total base compensation in equity in lieu of cash. Amounts listed do not represent the actual current fair value of the shares granted.
(2)	Represents the total fair market value on the date of grant, of restricted stock units granted during the year ended December 31, 2009. These restricted stock units vested on February 28, 2010 with the exception of Mr. Steckel. Mr. Steckel’s restricted stock units vested on February 15, 2010.
(3)	Represents fair market value of options granted during the year ended December 31, 2010, calculated using the Black-Scholes option pricing model and related assumptions as disclosed in Note 4, Share Based Compensation, of our financial statements.
(4)	All other compensation for 2010 consists of medical premiums paid by us.
(5)	All other compensation for 2009 consists of medical premiums paid by us and relocation costs.

	Medical Premiums	Relocation Costs
William S. Steckel	$18,838	$32,000
Robert E. Weiss	7,606	—
Patrick J. Forkin III	18,987	—

Employment Agreements

Each executive officer serves at the discretion of our board of directors. We have entered into employment contracts with certain of our executive officers with initial terms of three-years. The agreements automatically extend for subsequent one-year periods on the anniversary date unless either party gives the other 90 days written notice prior to the anniversary date of the intent not to renew the agreement. Under the employment agreement, the executive officer is entitled to participate in an annual bonus and management incentive program and to benefits offered to other similarly situated employees as established by the Board from time to time.

Robert E. Weiss

On April 3, 2006, we entered into an employment agreement with Robert E. Weiss, as our Vice President, Equipment Division, effective on April 1, 2006. His base salary was $175,000. The agreement has an initial term of three years and automatically extends for subsequent one-year periods on the anniversary date unless either party gives the other 90 days written notice prior to the anniversary date of the intent not to renew the agreement. Mr. Weiss was appointed Chief Technology Officer in May 2007. On July 22, 2008, the Compensation Committee approved a change in compensation for Mr. Weiss. Effective August 1, 2008, Mr. Weiss’s annual base salary increased to $285,000.

The agreement with Mr. Weiss was amended in December 2008 to clarify the manner in which the agreement complies with recent changes to applicable tax laws, including Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). In particular, the Restated Employment Agreement (i) exempts the arrangements from the Code, and (ii) provides a “back stop” to implement a 6-month delay in payment if the revised arrangements are, in the future, deemed to be “deferred compensation” for purposes of the Code.

Under the agreement, the Non-Renewal severance consists of (i) a pro-rata portion of the Executive’s Regular Severance pay; (ii) payment of premiums for continued medical and any other applicable health insurance coverage under COBRA; and (iii) the vesting of a pro-rata portion of any unvested equity compensation awards that would have vested within twelve months of the termination date.

Payments Upon Termination or Change in Control

The named executive officer may terminate his employment agreement for “good reason”. We may terminate the agreement at any time for “cause” or in the event of the named executive officer’s disability or death. If we terminate for “cause”, the named executive officer’s obligations cease after a specific termination procedure process. If we terminate “without cause” or the named executive officer terminates for “good reason”, the named executive officer is entitled to one year base salary, the amount of incentive compensation paid in the prior year under the applicable incentive program, and vesting of restricted stock, warrants, or options that would vest over the 12 months immediately following the cessation of employment. In the event that the agreement is terminated because of death, all obligations to the named executive officer immediately cease, except for benefits accrued to date. In the event of disability preventing the named executive officer from substantially performing his duties, we may terminate for “cause.”

If the named executive officer’s contract is terminated after a “change in control”, the named executive officer is entitled to a multiple of base salary, plus the target amount of incentive pay under the management incentive program. In addition, all unvested warrants, options or restricted stock then held by executive, if any, shall vest automatically on the termination of executive’s employment. Mr. Weiss’s multiple is 2.0. A “change in control”, as defined, includes (a) a consolidation or merger in which the Company is not the continuing or surviving corporation, (b) a recapitalization in which any person becomes the 50% owner and 50% of the membership of the board of directors changes commensurate with the transaction, (c) any transaction in which substantially all the assets of the corporation are to be liquidated, and (d) any person becoming the beneficial owner of more than 50% of our voting power. The agreement contains an eighteen month non-solicitation provision that restricts the named executive officer from directly or indirectly soliciting our current employees or key suppliers to engage in a business relationship with any person or entity that engages in or plans to engage in the design, development, invention, implementation, application, manufacture, production, marketing, sale or license of any product or service in the direct competition with the Company’s products or services. For purposes of the agreement, our products or services are defined as CIGS-based PV products manufactured by a continuous process and/or on a flexible media.

Under the agreement the parties are compelled to engage in Arbitration to resolve any disputes.

The following table sets forth information concerning the outstanding equity awards granted to the named executive officers at December 31, 2010.

Outstanding Equity Awards at Fiscal Year End Table

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)			Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested($)(1)
	Exercisable	Unexercisable
Magnus Ryde	333,333	222,223	(2)	3.60	2-16-2020	—		—

William S. Steckel	—	—		—	—	—		—

Robert E. Weiss	15,556	7,778	(3)	31.86	4-7-2018	—		—
	22,223	—		44.46	10-4-2017	—		—
	361	—		78.93	6-19-2016	—		—
	—	—		—	—	5,556	(4)	8,667

Patrick J. Forkin III	13,889	—		7.92	11-21-2018	—		—
	16,667	—		25.20	9-22-2018	—		—

(1)	Based on closing price of DayStar’s common stock on December 31, 2010 of $1.56.
(2)	Stock options vest at a rate of one-third of the grant per year beginning on August 11, 2009.
(3)	Stock options vest at a rate of one-third of the grant per year beginning on April 7, 2009.
(4)	Restricted stock award vests at a rate of one-third of the grant per year commencing on April 7, 2009.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the year ended December 31, 2010 the Company entered into a series of bridge financings in which certain directors, officers, and shareholders that beneficially owned greater than 5% of the Company’s outstanding common stock (the “Lenders”), provided loans to the Company in exchange for convertible notes and warrants. These notes (the “Notes”) each contain terms of six months, are secured by all assets of the Company, and accrue interest at rates of between 8 – 10% per annum. The Lenders may, at their option at any time prior to payment in full of the Notes, elect to convert all or any part of the entire outstanding principal amount of the Notes plus the accrued interest on the then outstanding balance into shares of the Company’s common stock at the conversion price specified in each of the Notes (subject to adjustment in the event of any stock splits, stock dividends or other recapitalization of common stock subsequent to the date of such sale or issuance). If between the date of the Notes and such conversion, the Company issues or sells any shares of capital stock, other than certain excluded securities (a “Future Issuance”), at a per share price below the original conversion price specified in the Notes, then the conversion price of the Notes will be reduced to the price of such Future Issuance.

The warrants issued in connection with these Notes are exercisable upon issuance and entitle the Lenders to purchase shares of common stock at exercise prices ranging from $1.25 – $1.70 per share, as adjusted for standard anti-dilution provisions and are exercisable for a period of 2 – 7 years from their respective issuance dates.

During the year ended December 31, 2010, the Company received the following loan proceeds from directors, officers, and 5% beneficial shareholders.

Lender	Principal Amount
Peter Lacey(1)	$650,000
Michael Moretti(4)	750,000
John Gorman(4)	700,000
William Steckel(2)	30,000
Robert Weiss(3)	50,000
$2,180,000

(1)	Mr. Lacey is Chairman of the Board of Directors for the Company and currently serving as the Company’s Interim Chief Executive Officer.
(2)	Mr. Steckel is a Director of the Company and the former Chief Executive Officer and Chief Financial Officer.
(3)	Mr. Weiss is the Company’s Chief Technology Officer.
(4)	Messrs. Moretti and Gorman are 5% beneficial shareholders.

The following table summarizes the pertinent details of the outstanding notes and warrants as of December 31, 2010 for the directors, officers, and 5% beneficial shareholders.

Lender	Principal Amount	Note Conversion Shares Issuable	Conversion Price	Warrants	Warrant Exercise Price
Peter Lacey	$3,075,000	3,416,668	$0.90	724,074	$1.25
				2,692,594	$1.70
Michael Moretti	750,000	833,335	$0.90	833,335	$1.25
John Gorman	700,000	777,778	$0.90	777,778	$1.25
William Steckel	30,000	33,333	$0.90	11,112	$1.25
Robert Weiss	50,000	55,556	$0.90	55,556	$1.25
	$4,605,000	5,116,670		5,094,449

It is the Company’s policy to obtain the approval of a majority of its disinterested board members for all financing transactions that may result in the issuance of shares of the Company’s common stock. This policy is documented as part of the Company’s internal control policies and procedures and all approvals of such transactions are evidenced by the minutes of the meetings in which such approvals were obtained. All of the loans described above were approved by the Company’s Board of Directors, with Messrs. Lacey and Steckel abstaining from voting on any transactions between them and the Company.

PRINCIPAL STOCKHOLDERS

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth information, as of October 31, 2011, with respect to the beneficial ownership of our common stock by each person who is known to us to be the beneficial owner of more than five percent of our outstanding common stock by each nominee for director, by the named executive officers, and by all directors and executive officers as a group. The information contained in this beneficial ownership table for five percent stockholders is based on Form 13D, 13G, or other filings with the Commission available through www.sec.gov/edgar as of close of business November 15, 2011. Each person has sole voting power and sole investment power. Ownership percentages are based on 9,547,033 shares outstanding on October 31, 2011, plus the assumed conversion of the applicable notes and exercise of the applicable options and warrants vesting within 60 days thereof.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percent
Directors and Executive Officers:
Robert E. Weiss(3)	488,306	4.9%
Christopher T. Lail(4)	196,034	2.0%
Peter A. Lacey(5)	18,053,536	65.5%
Jonathan Fitzgerald(6)	36,111	*
Richard C. Green, Jr.(7)	72,223	*
William S. Steckel(8)	225,178	2.3%
Kang Sun(9)	72,223	*
All directors and executive officers as a group (7 persons)	19,143,611	67.3%

5% Stockholders:
Michael Moretti(10)	6,152,787	39.2%
John Gorman(11)	1,101,450	10.3%
Richard Schottenfeld(12)	545,894	5.4%
BioMed Realty Trust, Inc.(13)	629,970	6.4%

*	Less than one percent.
(1)	Except as otherwise indicated, each officer and director can be reached at DayStar Technologies, Inc., 1010 South Milpitas Boulevard, Milpitas CA 95035.
(2)	The inclusion herein of any share of common stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Each person listed above has sole voting and investment power with respect to the shares listed. Any reference in the footnotes below to convertible notes and warrants, stock options, and restricted common stock subject to a right of repurchase by our company relates to notes convertible into shares of our common stock, stock options and warrants exercisable or that will become exercisable within 60 days of October 31, 2011 and restricted common stock that will vest within 60 days of October 31, 2011.
(3)	Includes 217,391 shares of common stock issuable upon conversion of a secured convertible promissory note between Mr. Weiss and our company, vested warrants to purchase 55,556 shares of common stock, vested options to purchase 120,918 shares of common stock and 75,000 vested restricted stock units.
(4)	Includes vested options to purchase 95,156 shares of common stock.
(5)	Includes 14,021,739 shares of common stock issuable upon conversion of secured convertible promissory notes between Mr. Lacey and our company, vested warrants to purchase 3,955,130 shares of common stock, and vested options to purchase 36,111 shares of common stock.
(6)	Includes vested options to purchase 36,111 shares of common stock.
(7)	Includes vested options to purchase 36,111 shares of common stock.

(8)	Includes 130,435 shares of common stock issuable upon conversion of a secured convertible promissory note between Mr. Steckel and our company, vested warrants to purchase 11,112 shares of common stock, and vested options to purchase 25,000 shares of common stock.
(9)	Includes vested options to purchase 36,111 shares of common stock and 36,112 vested restricted stock units.
(10)	Includes 4,565,217 shares of common stock issuable upon conversion of secured convertible promissory notes between Mr. Moretti and our company, and vested warrants to purchase 1,565,347 shares of common stock.
(11)	Includes 434,783 shares of common stock issuable upon conversion of a secured convertible promissory note between Mr. Gorman and our company, and vested warrants to purchase 666,667 shares of common stock.
(12)	Includes 434,783 shares of common stock issuable upon conversion of a secured convertible promissory note between Mr. Schottenfeld and our company, and vested warrants to purchase 111,111 shares of common stock.
(13)	Includes warrants to purchase 242,449 shares of common stock.

CODE OF ETHICS

We have adopted a code of ethics that is applicable to our officers and directors, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The code of ethics can be found under the heading “Ethics Policy” on our website at www.daystartech.com.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Commission. Officers, directors and greater than ten percent beneficial owners are required by Commission regulations to furnish us with copies of all forms they file pursuant to Section 16(a). Based solely on our review of the copies of such forms received and written representations from reporting persons required to file reports under Section 16(a), to the Company’s knowledge all of the Section 16(a) filing requirements applicable to such persons with respect to fiscal 2010 were complied with.

OTHER BUSINESS

Management knows of no other matters that will be presented for action at the Annual Meeting. However, the enclosed proxy gives discretionary authority to the persons named in the proxy in the event that any other matters should be properly presented at the meeting.

All expenses incurred in connection with this solicitation of proxies will be borne by the Company.

It is important that your shares be represented at the meeting. Therefore, whether or not you expect to be present in person, you are respectfully requested to mark, sign and date the enclosed proxy and promptly return it in the enclosed envelope.

By order of the Board of Directors,

/S/ CHRISTOPHER T. LAIL
Christopher T. Lail Secretary

PROXY

DayStar Technologies, Inc.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

December 30, 2011

Solicited on Behalf of the Board of Directors of the Company

PROXY

The undersigned hereby appoints Peter A. Lacey and Christopher T. Lail as proxies, each with full power of substitution, to vote all of the Common Stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of DayStar Technologies, Inc. to be held on Friday, December 30, 2011 beginning at 2:00 P.M. local time and at any adjournments or postponements thereof:

1. TO ELECT FOUR DIRECTORS OF THE COMPANY TO HOLD OFFICE UNTIL THE 2012 ANNUAL MEETING OF STOCKHOLDERS:

☐ VOTE FOR all nominees listed (except as marked to the contrary below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed

Instruction: To withhold authority to vote for an individual nominee, strike a line through the nominee’s name below.

Peter A. Lacey	Jonathan W. Fitzgerald

William S. Steckel	Kang Sun

2. TO RATIFY THE SELECTION OF HEIN & ASSOCIATES LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR ITS FISCAL YEAR ENDING DECEMBER 31, 2011.

☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion, the proxies are authorized to vote upon such other matter(s) which may properly come before the annual meeting, or at any adjournment(s) or postponement(s) thereof.

h	DETACH PROXY CARD HERE	h
Please Detach Here

h	You Must Detach This Portion of the Proxy Card	h
Before Returning it in the Enclosed Envelope

DAYSTAR TECHNOLOGIES, INC.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR; AND FOR RATIFICATION OF THE SELECTION OF HEIN & ASSOCIATES LLP AS THE COMPANY’S INDEPENDENT AUDITORS. IN ADDITION, THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

PLEASE SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Dated: , 2011

Signature or Signatures

Please date and sign exactly as your name or names appear below. If more than one name appears, all should sign. Persons signing as attorney, executor, administrator, trustee, guardian, corporate officer or in any other official or representative capacity, should also provide full title. If a partnership, please sign in full partnership name by authorized person.

PLEASE VOTE, SIGN, AND RETURN THE ABOVE PROXY.